NATIONAL HEALTHCARE TECHNOLOGY, INC.

                            INVESTOR RIGHTS AGREEMENT

      This Investor Rights Agreement (this "Agreement") is made and entered into as of June 30, 2005, (the "Effective Date") by and among National Healthcare Technology, Inc., a Colorado California corporation (the "Company") and Crown Partners, Inc., a Nevada corporation ("Crown").

                                    RECITALS

      A. This Agreement is made and entered into in connection with that certain Exchange Agreement, dated as of June __, 2005 (the "Exchange Agreement") between the Company, Crown, Special Stone Surfaces Es3, a Nevada corporation ("Es3") and certain shareholders of Es3.

      B. Under the Exchange Agreement, the Company has acquired all or substantially all of the outstanding Common Stock of Es3, with the shareholders of Es3 acquiring a controlling interest in the Company.

      C. The Company has agreed to provide certain piggyback registration and anti-dilution protection rights to Crown in connection with 905,438 shares of the Company's Common Stock (the "Shares") issued as the Crown Shares to Crown under the Exchange Agreement.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                    AGREEMENT

      1. REGISTRATION RIGHTS.

            1.1 Definitions. For purposes of this Section 1:

                  (a) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement.

                  (b) Registrable Securities. The term "Registrable Securities" means: (i) the Shares and (ii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of the Shares. The term "Registrable Securities" shall exclude in all cases, however, any shares sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or any shares sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

                  (c) Registrable Securities Then Outstanding. The term "Registrable Securities Then Outstanding" shall mean those shares of Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then-outstanding and then-exercisable options, warrants or convertible securities.

                  (d) Holder. For purposes of this Section 1 and Section 2 hereof, the term "Holder" or "Holders" means any person or persons owning Registrable Securities.

                  (e) SEC. The term "SEC" means the United States Securities and Exchange Commission.

            1.2 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (a) Underwriting. If a registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the Company shall not reduce the number of Registrable Securities to be included in such registration and underwriting to less than thirty-three percent (33%) of the total number of shares to be underwritten; provided further, that no shares shall be included in such registration other than shares for the account of the Company or the Holders. In the event of a limitation by the Company of the number of Registrable Securities to be included in such registration and underwriting, the Company shall so advise all Holders requesting registration, and the number of shares or securities that are entitled to be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each Holder at the time of filing of the registration statement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members and shareholders of such Holder, or the estates and family members of any such partners, retired partners and members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate number of Registrable Securities owned by all entities and individuals included in such "Holder," as defined in this sentence.

                  (b) Expenses. All Registration Expenses incurred in connection with a registration pursuant to this Section 1.2 shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 1.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses incurred in connection with a registration pursuant to this Section 1.2.

            1.3 Obligations of the Company. Whenever required to affect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                  (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

                  (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (it being understood and agreed that, as a condition to the Company's obligations under this clause (e), each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

                  (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (g) furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

                  (h) cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

                  (i) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

            1.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2 hereof that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

            1.5 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

            1.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 1.2 hereof:

                  (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and attorneys of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"):

                        (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                        (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                        (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

                  (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each of its attorneys, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, members, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, attorney, controlling person, underwriter or other such Holder, partner, member or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, attorney, controlling person, underwriter or other Holder, partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 1.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                  (c) Notice. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party to the extent of such prejudice under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

                  (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus (i) was furnished to the indemnified party, (ii) would have cured the Violation, and (iii) was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the net proceeds of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (f) Survival. The obligations of the Company and Holders under this Section shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

            1.7 "Market Stand-Off" Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of or engage in any other transaction regarding any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for a period (a "Lock-Up Period") equal to the lesser of (i) the period beginning upon the effective date of a registration statement of the Company filed under the Securities Act and ending up to one hundred eighty (180) days thereafter or (ii) the period beginning upon the effective date of a registration statement of the Company filed under the Securities Act and ending on the first date thereafter that the closing price of the Common Stock as quoted on the Nasdaq Stock Market or such other exchange on which the Common Stock is then traded has been equal to or greater than 150% of the price that the Common Stock is sold by the Company to the public in the Initial Public Offering (as adjusted to reflect the effect on the outstanding shares of Common Stock by subdivision, combination or stock dividend) on five consecutive trading days; provided, however, that the Lock-Up Period shall be the period specified by item (i) if the Board of Directors in good faith determines that it is in the best interests of the Company and its shareholders for the Lock-Up Period to be that period; provided, further, that:

                  (a) such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement; and

                  (b) all executive officers and directors of the Company, and each shareholder of the Company holding in the aggregate at least 1% of the outstanding capital stock of the Company (on a fully-diluted basis), enter into similar agreements.

      In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 1.9 and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. The obligations described in this Section 1.9 shall not apply to a registration statement relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration statement relating solely to a Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.

            1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC, which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) as long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

            1.9 Termination of the Company's Obligations Under this Section 1. The Company shall have no obligations pursuant to Sections 1.2, with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 1.2 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by such Holder may be sold continuously throughout any three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

      2. ANTI-DILUTION PROTECTION.

            2.1 Anti-Dilution Protection. In the event that on or prior to the anniversary of this Agreement, the Company shall issue additional shares of Common Stock for any purpose, the Company shall issue to the Holders an additional amount of Common Stock (the "Additional Shares") such that the Shares originally issued to the Holders and the Additional Shares will continue to represent 5% of the Company's outstanding Common Stock. For the purposes of this paragraph, the number of shares of Common Stock outstanding shall be deemed to include the Common Stock issuable upon full exercise and conversion of all then outstanding options and convertible Securities.

      3. ASSIGNMENT AND AMENDMENT.

            3.1 Assignment. Notwithstanding anything herein to the contrary, the registration rights of a Holder under Section 1, and the anti-dilution rights under Section 2 may be assigned only to (i) a direct (or indirect through another entity or entities) shareholder, partner, former partner, member, former member, or beneficiary of such Holder; (ii) a spouse, child, parent or beneficiary of the estate of such Holder or (iii) a trust for the benefit of the persons set forth in (i) or (ii); provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name, address and tax identification number of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 3.

            3.2 Amendment of Rights; Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders holding a majority in interest of the Registrable Securities Then Outstanding. Any amendment or waiver affected in accordance with this Section 3.2 shall be binding upon each Holder, each permitted successor or assignee of such Holder and the Company.

      4. GENERAL PROVISIONS.

            4.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given
(i) upon actual delivery to the party to be notified, (ii) 24 hours after being sent by confirmed facsimile if sent during normal business hours of the receipt; if not, then on the second business day, or (iii) one business day after deposit with a recognized overnight courier, specifying next day delivery, with written notification of receipt addressed (a) if to the Investor, at the Investor's address set forth on the Schedule of Purchasers to the Purchase Agreement, or at such other address as the Investor shall have furnished to the Company in writing upon 10 days' notice, or (b) if to any other Holder of Registrable Securities, at such address as such Holder shall have furnished the Company in writing on 10 days' notice or, until such Holder so furnishes an address to the Company, to and at the address of the last Holder of such Registrable Securities who has so furnished an address to the Company, or (c) if to the Company, at the following address or at such other address as the Company shall have furnished to the Investor upon 10 days' notice:

            National Healthcare Technology, Inc.
            1660 Union Street, Suite 200
            San Diego, CA 92101
            Attention: Ross Lyndon-James
            Fax: (619) 702-8499

            4.2 Entire Agreement. This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

            4.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

            4.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

            4.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

            4.6 Successors and Assigns. Subject to the provisions of Section 3.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

            4.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

            4.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            4.9 Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

            4.10 Adjustments for Stock Splits and Certain Other Changes. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

            4.11 Termination. This Agreement shall terminate on the later of (i) the one year anniversary of this Agreement, the termination of the Company's obligations under Section 1.9.

            4.12 Delays and Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereof, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, consent or approval on the part of any party must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

            [The remainder of this page is intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date and year first above written.

CROWN PARTNERS, INC.                      NATIONAL HEALTHCARE TECHNOLOGY, INC.


By:                                       By:
    ---------------------------------         ---------------------------------
    Charles Smith                             Charles Smith
    Chief Executive Officer                   Chief Executive Officer


                                      A-1